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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF HARTE-HANKS, INC.
                             As of February 1, 2000

                                                                               Jurisdiction of
Name of Entity                                                                 Organization      % Owned
--------------                                                                 ---------------   -------

DiMark, Inc.                                                                      New Jersey      100%
DiMark Marketing, Inc.                                                            Pennsylvania    100%(1)
Direct Marketing Associates Computer Services, Inc.  (shell corporation)          Maryland        100%(9)
Direct Market Concepts, Inc.                                                      Florida         100%
DMK, Inc.                                                                         Delaware        100%(2)
The Flyer Publishing Corporation                                                  Florida         100%
Harte-Hanks Data Services LLC                                                     Maryland        100%
Harte-Hanks Data Technologies LLC                                                 Delaware        100%
Harte-Hanks Delaware, Inc.                                                        Delaware        100%
Harte-Hanks Direct, Inc.                                                          Delaware        100%
Harte-Hanks Direct Marketing/Baltimore, Inc.                                      Maryland        100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                                     Ohio            100%
Harte-Hanks Direct Marketing/Dallas, Inc.                                         Delaware        100%
Harte-Hanks Direct Marketing/Fullerton, Inc.                                      California      100%
Harte-Hanks Direct Marketing/Kansas City, Inc.                                    Missouri        100%
Harte-Hanks do Brazil Consultoria e Servicos Ltda                                 Brazil          100%(3)
Harte-Hanks Limited                                                               England         100%(3)
Harte-Hanks Market Intelligence, Inc.                                             California      100%
Harte-Hanks Market Intelligence Espana LLC                                        Colorado        100%
Harte-Hanks Market Intelligence Europe B.V.                                       Netherlands     100%
Harte-Hanks Market Intelligence GmbH                                              Germany         100%(4)
Harte-Hanks Market Intelligence Limited                                           Ireland         100%(4)
Harte-Hanks Market Intelligence Limited                                           UK              100%(4)
Harte-Hanks Market Intelligence SAS                                               France          100%(4)
Harte-Hanks Market Research, Inc.                                                 New Jersey      100%
Harte-Hanks Partnership, Ltd.                                                     Texas           100%(5)
Harte-Hanks Pty. Limited                                                          Australia       100%(3)
Harte-Hanks Response Management/Austin L.P.                                       Delaware        100%(6)
Harte-Hanks Response Management/Boston, Inc.                                      Massachusetts   100%
Harte-Hanks Response Management Call Centers, Inc.                                Delaware        100%
Harte-Hanks Response Management Europe                                            Belgium         100%
Harte-Hanks Shoppers, Inc.                                                        California      100%
Harte-Hanks Stock Plan, Inc.                                                      Delaware        100%
H&R Communications, Inc.                                                          New Jersey      100%(2)
HTS, Inc.                                                                         Connecticut     100%
Information for Marketing Limited (shell corporation)                             England         100%(7)
Mars Graphic Services, Inc.                                                       New Jersey      100%(8)
NSO, Inc.                                                                         Ohio            100%
Printing Management Systems, Inc.                                                 Delaware        100%
PRO Direct Response Corp.                                                         New Jersey      100%(2)
Southern Comprint Co.                                                             California      100%
Spectral Resources, Inc.                                                          New York        100%


(1) Owned by Mars Graphic Services, Inc.

(2) Owned by DiMark Marketing, Inc.

(3) Owned by Harte-Hanks Data Technologies LLC

(4) Owned by Harte-Hanks Market Intelligence Europe B.V.

(5) 99.5% Owned by Harte-Hanks Delaware, Inc.
      .5% Owned by Harte-Hanks , Inc.

(6) 99% Owned by Harte-Hanks Stock Plan, Inc.
     1% Owned by Harte-Hanks Response Management Call Centers, Inc.

(7) Owned by Harte-Hanks Limited

(8) Owned by DiMark, Inc.

(9) Owned by Harte-Hanks Direct Marketing/Baltimore, Inc.